UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2007

CLST HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 S. Royal Lane, Coppell, Texas	75019
(Address of principal executive offices)	(Zip Code)

(972) 462-2700

(Registrant’s telephone number, including area code)

CELLSTAR CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

On March 30, 2007, CLST Holdings, Inc., formerly known as CellStar Corporation (the “Company”), completed the sale (the “U.S. Sale”) of its U.S. and Miami-based Latin American operations to wholly-owned subsidiaries of Brightpoint, Inc.  Substantially all of the assets of the U.S. and Miami operations were sold for a purchase price of $88.0 million, which was reduced to $62.4 million based on a preliminary estimate of net asset adjustments.  Such reduction was pursuant to the terms and conditions of the Asset Purchase Agreement dated December 18, 2006 (the “Asset Purchase Agreement”), by and among the Company, certain affiliated parties of the Company, Brightpoint, Inc. and 2601 Metropolis Corp.  The purchase price is subject to further adjustments as the net asset adjustments and other matters set forth in the Asset Purchase Agreement are finalized.

Item 2.04            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Pursuant to the terms and conditions of the Amended and Restated Loan Agreement dated as of March 31, 2006 (the “Facility”), by and among the Company, Wells Fargo Foothill, and the other signatories thereto, and the Term Loan and Security Agreement dated as of October 31, 2006 (the “Term Loan”), by and among the Company, CaptialSource Finance LLC, and the other signatories thereto, the sale of substantially all of the Company’s assets would have accelerated the amounts due and payable under such agreements, as the assets sold were held as security for the loans.  In connection with the closing of the U.S. Sale, on March 30, 2007, the Company paid off the outstanding balances, including accrued interest, under the Facility of $13.2 million and the Term Loan of $11.9 million, using the proceeds from the U.S. Sale. An early termination fee of $0.4 million was paid in conjunction with the payoff of the Facility and will be recognized as a charge to earnings in the quarter ended May 31, 2007.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the U.S. Sale, on March 30, 2007, Robert Kaiser resigned from his position of President and Chief Executive Officer of the Company.  Following Mr. Kaiser’s resignation, on March 30, 2007, Michael J. Farrell was named President and Chief Executive Officer of the Company.  Mr. Farrell was appointed to serve as Treasurer and Chief Administrative Officer, positions which Mr. Farrell has retained, and Executive Vice President of Finance, on November 15, 2005. Mr. Farrell currently serves the Company pursuant to his Employment Agreement dated November 15, 2005.  Prior to joining the Company, Mr. Farrell, who is 45 years old, held various positions with Motorola, Inc., including CFO/Director of Finance for the Asia Pacific Cellular Division and CFO/Director of Finance for Motorola’s Latin America Cellular Division.  Mr. Farrell joined Motorola in 1990 and spent 14 years with the company.

Item 9.01            Financial Statements and Exhibits.

(b) Pro forma financial information.

Set forth below is a pro forma statement of operations for the fiscal year ended November 30, 2006, and a balance sheet as of November 30, 2006, reflecting the U.S. Sale.

CellStar Corporation
Unaudited Pro Forma Consolidated Balance Sheet
November 30, 2006
(in thousands)

	CellStar Historical	U.S. & Miami Operations Historical(a)	Pro Forma Adjustments(e)		Total Adjustments	Pro Forma Results
Assets
Cash and cash equivalents	$28,632	—	64,689	(b)	64,689	93,321
Accounts receivable, net	114,335	(67,342)	—		(67,342)	46,993
Accounts receivable, intercompany	—	(143,706)	143,706	(c)	—	—
Inventories	68,830	(43,454)	—		(43,454)	25,376
Deferred income taxes	917	—	—		—	917
Prepaid expenses and other current assets	5,847	(306)	—		(306)	5,541
Total current assets	218,561	(254,808)	208,395		(46,413)	172,148
Property, plant & equipment	2,510	(1,450)	—		(1,450)	1,060
Goodwill, net	—	—	—		—	—
Deferred income tax assets	6,655	—	—		—	6,655
Other assets	8,254	(192)	—		(192)	8,062
Total assets	$235,980	(256,450)	208,395		(48,055)	187,925
Liabilities and stockholders equity
Notes payable	$33,469	—	—		—	33,469
Current portion—Term Loan	1,000	—	—		—	1,000
Accounts payable	158,365	(94,055)	—		(94,055)	64,310
Accounts payable—intercompany	—	(67,764)	67,764	(c)	—	—
Deferred revenue	824	—	—		—	824
Accrued expenses	11,747	(5,956)	—		(5,956)	5,791
Income taxes payable	716	—	—		—	716
Minority interest	2,014	—	—		—	2,014
Total current liabilities	208,135	(167,775)	67,764		(100,011)	108,124
12% senior subordinated notes	1,915	—	—		—	1,915
Term Loan	9,160	—	—		—	9,160
Total liabilities	219,210	(167,775)	67,764		(100,011)	119,199
Common stock	212	—	—		—	212
Additional paid in capital	124,346	—	—		—	124,346
Treasury stock	(94)	—	—		—	(94)
Cumulative translation adjustment	(8,603)	—	—		—	(8,603)
Retained earnings	(99,091)	(88,675)	140,631	(d)	51,956	(47,135)
	16,770	(88,675)	140,631		51,956	68,726
Total liabilities and stockholders’ equity	$235,980	(256,450)	208,395		(48,055)	187,925

Notes:

(a)              Reflects historical financial information of the U.S. and Miami operations in the consolidated financial statements.

(b)             Reflects the estimated net proceeds from the transaction.

(c)              Reflects elimination of intercompany balances.

(d)             Reflects the estimated gain on the transaction of $52.0 million and the add back of historical retained earnings of $88.7 million.

(e)              Does not reflect any reduction in cash or debt from proceeds of the transaction. To close the U.S. sale we would be required to payoff the debt or obtain an acceptable waiver from our lenders.

53

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended November 30, 2006
(in thousands, except per share data)

	CellStar Historical	U.S. & Miami Operations Historical(a)		Pro Forma Adjustments(f)		Total Adjustments	Pro Forma Results
Revenues	$943,140	(599,592)		—		(599,592)	343,548
Cost of sales	877,754	(555,846)		—		(555,846)	321,908
Gross profit	65,386	(43,746)		—		(43,746)	21,640
Operating expenses
Selling, general & administrative	50,485	(27,195)		—		(27,195)	23,290
Operating income (loss)	14,901	(16,551)		—		(16,551)	(1,650)
Other income (expense):
Interest expense	(3,916)	21		3,319	(b)	3,340	(576)
Loss on sale of accounts receivable	(2,578)	622		—		622	(1,956)
Intercompany interest	—	1,345		(1,345	)(c)	—	—
Gain on retirement of 12% Senior subordinated notes	566						566
Minority interest	(2,390)	—		—		—	(2,390)
Gain on sale of assets	240	—		—		—	240
Corporate allocation	—	9,320		(9,320	)(d)	—
Other, net	214	(4)		—		(4)	210
Total other income (expense)	(7,864)	11,304		(7,346)		3,958	(3,906)
Income (loss) before income taxes	7,037	(5,247)		(7,346)		(12,593)	(5,556)
Provision (benefit) for income taxes	2,786	(1,836	)(e)	1,836	(e)	—	2,786
Income (loss) from continuing operations	$4,251	(3,411)		(9,182)		(12,593)	(8,342)
Income (loss) per share from continuing operations:
Basic	$0.21						(0.41)
Diluted	$0.20						(0.41)
Weighted average number of shares:
Basic	20,415						20,415
Diluted	21,110						20,415

Notes:

(a)              Reflects historical financial information of the U.S. and Miami operations in the consolidated financial statements.

(b)             Reflects the allocation of interest expense related to the revolving credit facility and the Term Loan  associated with the U.S. and Miami operations.

(c)              Reflects adjustment for intercompany interest.

(d)             Reflects corporate allocation, including royalty fee, which would no longer be charged.

(e)              Reflects the elimination of tax expense for the purchased operations as taxes for these operations are offset with net operating losses.

(f)               The above pro forma does not reflect the estimated net gain on the transaction of $52.0 million.

54

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

	By:	/s/ Elaine Flud Rodriguez
Date: April 5, 2007		Elaine Flud Rodriguez
Senior Vice President and General Counsel